UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 21, 2011

SWEET SPOT GAMES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-157281	26-2909561
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

2840 HIGHWAY 95 ALT. S, Suite 7,

Silver Springs, Nevada

89429
(Zip Code)

Registrant's telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications to Rights of Security Holders
Item 5.03	Amendments to Articles of Incorporation or Bylaws.
Item 8.01	Other Events.

On February 18, 2011, Sweet Spot Games, Inc. (“Sweet Spot”) entered into a Letter of Intent with Greenfield Farms Grassfed Beef, Inc., a North Carolina corporation and a press release of the same date was issued. On March 1, 2011 Sweet Spot executed a “Plan of Exchange and Merger” and acquired all of the issued and outstanding shares of Greenfield Farms Grassfed Beef, Inc., a North Carolina corporation. The exchange was made by the majority shareholders of Sweet Spot transferring control by transferring 22,582,500 shares of Sweet Spot in exchange for 100% of the outstanding shares of Greenfield, effectively conveying 75% of the voting control of the Company. The Sweet Spot shareholders did not receive consideration other than the acquisition by the Company of the shares of Sweet Spot. The Sweet Spot shares were issued to Greenfield shareholders of record as of the date of the agreement. On March 8, 2011 Articles of Exchange were filed with the Nevada Secretary of State and on March 15, 2011 Articles of Exchange were filed with the North Carolina Secretary of State. As a result Greenfield has become a wholly owned subsidiary of Sweet Spot Games, Inc.

Sweet Spot is a Nevada corporation that has authorized 75,000,000 shares of common stock, par value $0.001, of which approximately 30,110,000 shares on a fully diluted basis will be currently outstanding at the time of closing. Sweet Spot trades on the OTCBB under the symbol “SWTP.”

Greenfield is a marketer of certain beef products, specifically grassfed beef. It currently has established arrangements to provide its grassfed beef to a variety of grocery chains, retailers and others in North and South Carolina.. It presently stocks approximately 55 Lowes Food Stores and other grocery chains and retailers. Greenfield has been approached by several additional grocery chains, restaurant suppliers and wholesalers and wishes to obtain capital to expand its business operations. The books and records of Greenfield from inception will be made available to Sweet Spot for inspection upon request when available.

Sweet Spot Games, Inc. (herein “Sweet Spot” or “SWTP”), was established as a development stage Nevada corporation developing online, multiplayer gaming applications. Sweet Spot has a website at: http://www.sweetspotgames.com. Sweet Spot is a publicly traded company, quoted on the OTCBB and pink sheets under the symbol “SWTP.” Sweet Spot is obligated to file reports under the Securities Exchange Act of 1934, as amended and has caused all such reports to be filed. Its shares are DTC eligible.

As a result of this transaction, we underwent a change in control, whereby the Greenfield Shareholders now have control. The Exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 351of the Internal Revenue Code of 1986. We also filed Form 8-K on March 4, 2011 which contained audited financial statements of Greenfield as of December 31, 2010 and the accompanying accountant's reports.

In furtherance of the changes, the Company had agreed to undertake certain corporate reorganization and recapitalization as follows:

1.	Change of Name from “Sweet Spot Games, Inc.” to” Greenfield Farms Food, Inc.”

2.	An Increase in the Authorized Capital from 75 Million shares authorized to 1 Billion shares authorized.

3.	A 40 for 1 forward split of shares outstanding, including shares issuable in connection with the acquisition.

4.	Establishment of a Class of Preferred Stock denominated “Series A Preferred Stock and conversion of the common stock holdings of 3 affiliates of the Company to Series A Preferred Stock.

Change of Name from “Sweet Spot Games, Inc.” to” Greenfield Farms Food, Inc.”

Since its inception in 2008, the primary business mandate for the company was to develop online multi-player skill based games. The company did in fact invest a substantial amount of time and effort in employing a group of developers to developing two gaming titles, “Jockey,” an online horse racing simulator, and “Combat,” a multi-player game that allows users to compete amongst each other in a medieval gaming environment for points. Each of the titles were launched online, although they’re level of retention within the market place was not satisfactory. The Company also developed a game on a “work for hire” basis called “Crib Wars” and has collected an initial and an annual licensing fee for the Crib Wars game. The company essentially attempted several marketing techniques to try and market each of the products online, and through conventional means of advertising and promotion, although none of its efforts proved successful.

From inception, the Company contacted various groups about applications for its existing and future games, such as slot machine uses for casinos; placement in actual racetracks for betting and gaming between actual horse races; offshore applications in non U. S. gaming portals, private label games in connection with promotions such as NASCAR races, triple crown races, and other events and establishing a common points redemption center for the Company’s games and the points of other companies as well.

Aside from marketing the games, the company also attempted to market its development services to third companies. The founder of the company, Gregory Galanis, approached many companies throughout Canada and the United States that would be in the market to provide the company with the opportunity to develop a game for them, although those efforts did not materialize into any revenues. The company has essentially determined that there are a significant number of companies that provide such services, and that the level of marketing dollars required to gain a foothold in the online gaming business far exceeded the company’s ability and would defeat the Company’s efforts to be a going concern and generate any level of substantial revenues.

In February 2010 management decided to look for other opportunities for the Company. Greenfield Farms had identified the “grassfed beef” segment of the beef industry and had applied for an obtained USDA-FSIS approval for the “grassfed beef” label on its products. Through 2010 the Company contracted with area cattle farmers and in the 4th quarter of 2010 began to solicit interest from existing grocery store chains.

Demand for the product at the grocery store chains exceeded Greenfield’s capacity to fulfill. Greenfield began in early 2011 to look for financing, primarily to acquire product to fulfill orders that were expected from existing grocery store clients. After discussing various arrangements with third parties, including a large local food wholesaler, the Company learned of Sweet Spot Games.

Due to the extremely limited market acceptance for the Sweet Spot games and the potentially rapid demand for grassfed beef, the Companies entered into the Letter of Intent and concluded the acquisition. As a result, the future operations of the business are far more likely to be focused on the food industry, primarily grassfed beef at the outset. Management believed that the name “Sweet Spot Games, Inc.” was confusing and off putting to prospective buyers of the grassfed beef. Therefore the Board of Directors, in meetings on February 28, 2011 and confirmed in a meeting on March 18, 2011 authorized the change o f the name to “Greenfield Farms Food, Inc.”

Appropriate Articles of Amendment were prepared and filed with the Nevada Secretary of State on March 21, 2011.

AN INCREASE IN AUTHORIZED CAPITAL TO ONE BILLION SHARES

The Company, since inception, has had a total authorized capital of 75 Million shares. Currently there are 30,110,000 shares outstanding. Simultaneously with the change in operations to the grassfed beef industry, the Company expects to forward split its shares on a 40 for 1 basis; to establish a class of “Series A Preferred Stock” and to convert the common stock of three of the largest shareholders, who are all affiliates of the Company, to Series A Preferred.

The Series A Preferred will offer a conversion feature, after a one year holding period, of 7,000 shares of common stock for 1 share of Series A Preferred stock. Management believes these changes will make the market for our common stock more liquid, although there can be no assurance that this will be successful. In order to have enough shares to fulfill the commitment to convert the Series A Preferred after the holding period, the Company had to increase the authorized capital of the Company.

On March 21, 2011 the Company submitted Articles of Amendment to the Nevada Secretary of State which contained among other things, the following changes to the Charter. The maximum number of shares of capital stock which this Corporation shall have authority to issue is One Billion (1,000,000,000), consisting of Nine Hundred Fifty Million (950,000,0000) shares of Common Stock, $.001 par value, and Fifty Million (50,000,000) shares of Preferred Stock at $.001 par value.

At the time of filing of this Amendment, the Company shall forward split its issued and outstanding common stock on a 40 for 1 basis, such that each share of common stock prior to this amendment shall be exchanged for 40 shares, which change shall be noted on the transfer ledger of the corporation’s shareholder lists without requirement of physical delivery or physical exchange of certificates.

The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical with all other shares of such series, except as to the date from which dividends are cumulative. The preferred stock shall have voting rights over the voting rights of common stock as established by the Board of Directors. The Board of Directors hereby is authorized to cause such shares to be issued in one or more classes or series and with respect to each such class or series to fix and determine the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Common Stock - General Provisions. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to every other share of Common Stock, except as otherwise provided herein or required by law.

Shares of Common Stock authorized hereby shall not be subject to preemptive rights. The holders of shares of Common Stock now or hereafter outstanding shall have no preemptive right to purchase or have offered to them for purchase any of such authorized but unissued shares, or any shares of Preferred Stock, Common Stock or other equity securities issued or to be issued by the Company.

Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the Board of Directors at any time or from time to time out of any funds legally available therefore.

In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential or other amounts to be distributed to the holders of shares of

Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Common Stock - Other Provisions.

(a) Voting Rights. The shares of Common Stock shall have the following voting rights:

(1) Each share of Common Stock shall entitle the holder thereof to one vote upon all matters upon which stockholders have the right to vote.

Except as otherwise required by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

(b) Dividends and Distributions. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore; provided, however, that in no event may the rate of any dividend payable on outstanding shares of any class of Common Stock be greater than the dividend rate payable on outstanding shares of the other class of Common Stock. All dividends and distributions on the Common Stock payable in stock of the Corporation shall be made in shares of Common Stock. In no event will shares of Common Stock be split, divided or combined unless the outstanding shares of the Common Stock shall be proportionately split, divided or combined.

FORTY FOR ONE FORWARD SPLIT

The Company also authorized a 40 for 1 forward split of the outstanding shares of common stock, including all stock issuable in connection with the acquisition. Management believes this change will make the market for the company’s stock more liquid, although there can be no assurance that this will be successful.

When the Company completed its registration of securities in November, 2009, it registered a total of 450,000 shares of common stock out of 30,110,000, representing less than 2% of the total outstanding shares. Further, many of the shares that were registered were owned by Canadian citizens who did not have US brokerage accounts and found it cumbersome and difficult to sell their shares into the US market. As a result, a very small number of the overall outstanding shares have traded during the Company’s brief tenure as a public company.

Due to the complications created from this limited number of shares as well as the Company’s inability to generate meaningful revenues, the trading in the Company’s shares has been, at best, sporadic and extremely limited.

Beginning in October, 2010, the Company engaged a New York based consulting firm to discuss the problems experienced and was advised that a very significant forward split would be required to create a sufficient number of available shares for a more active trading market. While various ratios were examined, the Company’s management settled on the 40 to 1 ratio as most likely to strike the appropriate balance between the overall outstanding shares and the freely tradable portion of the shares.

As a result management authorized a 40 for 1 forward split in its meetings of February 28, 2011 and confirmed in the meeting of March 18, 2011. On March 21, 2011 appropriate Articles of Amendment were submitted to the Nevada Secretary of State’s office.

ESTABLISHMENT OF A CLASS OF SERIES A PREFERRED STOCK AND CONVERSION OF THE SHARES OF COMMON STOCK OF CERTAIN AFFILIATES INTO SERIES A PREFERRED STOCK.

Management has also determined to authorize a class of preferred stock. There shall be a series of Preferred Stock of the Company which shall be designated as “Series A Convertible Voting Preferred Stock” (the “Series A Preferred Stock”), having a par value of $0.001 per share and a preference upon liquidation. The number of shares constituting the Series A Preferred Stock shall be 100,000 and such number of shares may be decreased by resolutions of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, convertible notes, options or warrants or upon conversion of outstanding securities issued by the Company. The Company may issue fractional shares of Series A Preferred Stock.

The of holders of shares of Series A Preferred Stock shall be entitled to vote on all matters coming before the common stock shareholders or as permitted to common stock shareholders by law at the rate of 7,000 common stock share votes for each share of Series A Preferred Stock. The voting rights shall attach immediately upon issuance of the Series A Preferred shares and shall continue until such time as the Series A Preferred shares have been converted into common stock shares.

As a result of the 40 for 1 forward split, the 30,110,000 currently outstanding shares would be convertible to more than 1.2 Billion shares of common stock outstanding. Management believes that such a large number of shares outstanding is unwieldy and unworkable. Three of the Company’s affiliates, its prior CEO Greg Galanis, its current CEO Larry Moore, and its counsel Charles Barkley have agreed to convert their common stock shareholdings to Series A Preferred stock. After the conversion the Series A Preferred holders will continue to vote their shares commensurate with the shareholdings prior to the conversion, but the market capitalization of the common stock will no longer include these shares.

Following the conversion, Larry Moore will surrender 20,250,075 shares of common stock in exchange for Series A preferred shares; Greg Galanis will surrender approximately 1, 100,000 shares and Charles Barkley will convert approximately 850,000 shares. As a result the outstanding shares of common stock of the common will be reduced by approximately 73% although the outstanding shares will remain contact on a fully diluted basis.

Management believes that these changes will assist the Company in attracting greater focus and ultimately yield the best possible shareholder values.

DESCRIPTION OF BUSINESS

Overview

Greenfield Farms Grassfed Beef, Inc. (“Greenfield”) was incorporated on December 30, 2010 as a North Carolina corporation. It obtained approval from the USDA-FSIS to use the “grassfed beef” designation in

September 2010 and began marketing under the grassfed designation in December 2010. Prior to that time Greenfield was engaged in more traditional beef sales, raising an occasional steer for sale at farmer’s markets and similar venues.

Greenfield is a consumer and wholesale driven producer of grassfed beef that strives to allow farming families to retain “every possible bit of independence in operating their respective land.” Additionally the company’s ultimate goal is to bring grassfed beef to major retail grocery chains. The company uses stable pricing mechanisms based on production costs, a return on investment and a reasonable profit to maximize the benefits to the company, its producers and wholesale grocery and food service customers. The company’s management keeps a constant eye on multiple markets, production and pricing mechanisms to keep Greenfield in a competitive position. The company intends to create a tenable and long lived marketing system for a select group of producers of grassfed beef. It must be a system that rewards quality, good husbandry and the far sighted approach to resource management.

The company currently has product in 59 retail locations, 55 with Lowes Foods Stores throughout North and South Carolina, 3 retail locations with the Healthy Home Markets in Charlotte, NC and 1 custom butcher, The Peach Stand located in Ft. Mill, SC. Greenfield anticipates launching its first products in April 2011 in Harris Teeter, a Charlotte, NC based retail grocery with over 200 locations in the southeast and Virginia. The company has targeted Bi-Lo, a Mauldin SC based grocery chain with 207 stores and Publix a FL based retail grocery chain with 1023 locations The company feels confident that it has an opportunity to capture a significant market share in the area of pre-pressed frozen hamburger patties. Currently there are suppliers of “all natural” pre-pressed patties but no grassfed burgers. Based on current and potential store counts and the average turn of pre-pressed frozen hamburger patties and actual scan data, the company would anticipate sales in excess of 50,000 units annually within a 4 state geographical area. Additionally the company believes that the value of a frozen product brings expanded geographical reach because of the extended life of the product versus fresh beef and therefore increases the number of retail grocery locations to an additional 750 locations along the east coast and east of the Mississippi River.

Greenfield Farms Grassfed Beef and its collective group of producers represent over 2500 acres in pasture under management and approximately 2000 head of cattle. The company’s projected revenue over the next three years is approximately $11.6 million in fresh beef sales with a market opportunity of $3.5 million in frozen product.

Plan of Operations

Overview

Greenfield Farms Grassfed Beef, Inc. (Greenfield) is a consumer and wholesale driven producer of grassfed beef that strives to allow farming families to retain “every possible bit of independence in operating their respective land.” Additionally the company’s ultimate goal is to bring grassfed beef to major retail grocery chains. The company uses stable pricing mechanisms based on production costs, a return on investment and a reasonable profit to maximize the benefits to the company, its producers and wholesale grocery and food service customers. The company’s management keeps a constant eye on multiple markets, production and pricing mechanisms to keep Greenfield in a competitive position. The company intends to create a tenable and long lived marketing system for a select group of producers of grassfed beef. It must be a system that rewards quality, good husbandry and the far sighted approach to resource management.

The company has product in 59 retail locations, 55 with Lowes Foods Stores throughout North and South Carolina, 3 retail locations with the Healthy Home Markets in Charlotte, NC and 1 custom butcher, The Peach Stand located in Ft. Mill, SC. Greenfield anticipates launching it first products in April 2011 in Harris Teeter, a Charlotte, NC based retail grocery with over 200 locations in the southeast and Virginia. The company has targeted Bi-Lo in Mauldin SC and Publix Grocery in FL as potential accounts along with other smaller chains and custom butcher and specialty retailers.

Greenfield Farms Grassfed Beef and its collective group of producers represent over 2500 acres in pasture under management and approximately 2000 head of cattle. The company’s projected revenue over the next three years is approximately $11.6 million in fresh beef sales with a market opportunity of $3.5 million in frozen product.

Market for Greenfield Farms Products

Greenfield Farms target end user consumer is health conscious and willing to pay a premium for high-quality, lean, “grassfed” beef products. Greenfield Farms retail and food service business partners are companies that focus on these consumers. The beef industry as a whole does not track or segment out as a separate market grassfed beef. As such there are multiple and differing opinions of the current and future growth of the grassfed beef industry. The American Grassfed Beef Association estimates the market share at 3% of the current $78 billion industry or approximately $234 million annually. The association estimates a projected growth to 10% of the next 10 years as consumers become more educated and the industries producers can grow beyond single small family farms.

Allen Williams, president of Livestock Management Consultants, LLC has this to say about the grassfed beef industry “Grass-fed beef production really has gone from a miniscule industry in the ‘90s to a thriving billion dollar industry now.” His agency’s research indicated a market of approximately $2 million in 1998 and a current market in 2009 of over $380 million. In the Agri Review, a Wisconsin Agricultural publication Mr. Williams is quoted in an article entitled “Grassfed Force Thrives through Winter”, “I strongly suspect that the industry will top $2 billion this year,” he says. “A big draw is that people not eating beef have begun eating grass-fed beef. I’m not arguing about the reason, we’ll gladly accept the business. It’s not taking away market share from grain-fed; it’s adding market share to the entire beef industry. That’s very good for us all.”

The management of Greenfield also sees exceptional opportunities in other grassfed beef products beyond traditional cuts of beef. Grassfed hotdogs, beef sausage, and pre –packaged seasoned ready to grill products such as bratwurst, briskets, short ribs and other specialty cuts.

The company feels confident that it has an opportunity to capture a significant market share in the area of pre-pressed frozen hamburger patties. Currently there are suppliers of “all natural” pre-pressed patties but no grassfed burgers. Based on current and potential store counts and the average turn of pre-pressed frozen hamburger patties and actual scan data, the company would anticipate sales in excess of 50,000 units annually within a 4 state geographical area. Additionally the company believes that the value of a frozen product brings expanded geographical reach because of the extended life of the product versus fresh beef and therefore increases the number of retail grocery locations to an additional 750 locations along the east coast and east of the Mississippi River.

Grassfed Beef and the Environment

Cows burp and expel a lot of gas in many different ways. There are as many differing views on the affects of grassfed beef on the environment as there are different breeds of cattle. Conventional beef producers, feedlots, contend that their economies of scale and abilities to produce an animal ready for slaughter in as little as 14 months versus 18-22 months reduce the number of cattle producing methane. On the other side of the equation are proponents such as Greenfield and other grassfed beef producers.

Although our animals may live longer and produce more methane gas than traditional feedlot cattle before slaughter their waste is recycled through a natural process of being raised on pasture.

Benefits of Grassfed Beef

In standard beef operations, steers are fattened on a feed lot, where they are confined and trough-fed a rich diet of grains. They are given hormones to make them grow faster and antibiotics to counter any illnesses caused by the rich diet. Most reach the average slaughter weight of 1,200 pounds in 14 to 16 months. Grass-fed animals are allowed to roam free in pastures. They are not fattened on grains in feed lots, or given growth hormones or antibiotics to speed the process.

In addition to having significantly less fat and cholesterol than regular beef, grass-fed beef has up to twice the amount of omega-3 fatty acids as regular beef, and a more healthful balance between omega-3 and omega-6 fatty acids, according to a review of research by the Grass-Fed Beef project at California State University’s Chico Department of Agriculture and the University of California Cooperative Extension. Omega-3 fatty acids are thought to help lower blood cholesterol levels and blood pressure, and a type of omega-3 present in grass-fed beef may help reduce the risk of cardiovascular disease, dementia and depression. The proper balance between omega-3 and omega-6 fatty acids may help reduce inflammatory disorders, according to the California project. Grass-fed beef also has been found to have up to 10 times more vitamin A than regular beef, and up to three times as much vitamin E, according to a study cited by the California project.

Researchers also indicates grass-fed beef has up to five times the CLA — conjugated linoleic acid — of regular beef. The substance is thought to help prevent cancer and regulate metabolism. Also, according to the California project, most studies base nutrient comparisons on the amount of nutrients found in lipids, or fat. Grass-fed beef may have more of certain nutrients per gram of fat, but overall the beef has much less fat than regular beef. An additional joint study by the USDA and Clemson University achieved similar results and therefore allows grassfed beef producers to legitimately cite the health benefits or our products versus grain fed beef.

Advertising Strategies

Greenfield Farms participates with its wholesale accounts on advertising policies and strategies that target prospective consumers of the company’s products. Grocery store chains use information gathered by customer identification (VIC for Harris Teeter and MVP for Food Lion for example) and target those customers who are more likely to be interested in healthier foods based on previous purchases such as organic fruits and vegetables, whole grain purchases etc. Additionally the company provides point of purchase materials and other consumer educational materials to drive sales through the system. Additional advertising and marketing strategies include in-store demonstrations, speaking engagements and hosting chefs or reporters on producer farms.

Strategies for Grassfed Beef products

Greenfield Farms (Greenfield) will differentiate its products, practices and story focusing on consumer demands. The company has identified a niche market and how to fill this market on a larger scale other than single producer direct to the consumer and traditional single source producer direct to grocery accounts. The current model utilized by several retail grocers for securing grassfed beef is to purchase from a single small producer. This practice results in substantially higher prices, lack of product availability and a risk management issue associated with supply and the loss of a supplier in the event of a major health issue for the animals such as Blackleg. Additional risk issues are the lack of adequate pasture and feed reserves in the event of an unusually hot summer or cold winter. Greenfield eliminates these issues by having lower overhead as a collective group of producers, larger and more diverse markets for selling our products and one isolated health or climate issue crisis does not wipeout a suppliers entire inventory. Greenfield sources animals between 1100 and 1300 pounds who have been raised on the Greenfield Protocol for Grassfed Beef. The Greenfield protocol mirrors the USDA and as such Greenfield Grassfed Beef has been approved by the USDA - FSIS (Food Safety and Inspection Service) for grassfed product labeling.

Greenfield currently utilizes two USDA processors within 150 miles of all of its current producers. Both processors are USDA and Steritech Best Food Safety Handling Practices Certified. Both processors have established USDA approved HAACP (Hazard Analysis and Critical Control Point) plans. Greenfield has established its own safety protocol that involves multiple testing points for infectious bacteria and the presence of e-coli contamination. The company utilizes double versus single blind test with robust sampling both prior to and after certain meat processing procedures to ensure the safest product possible.

“Consumers demand change. If you want to satisfy consumer demand, you have to stay ahead of the curve. Where grocery, food service and the institutional trade are heading today is sustainability and social justice. Consumers want to know that the people raising the products are making a decent living. They also want to know if the carbon footprint caused by the food they’re eating makes environmental sense” (Mary Foreman former Country Natural Beef Executive, quoted in Beef Magazine.)

Greenfield Farms current model about differentiation focuses on environmental sustainability and social justice while maximizing larger scale production and distribution capabilities to bring a high demand product to the more consumers at a competitive price. Greenfield Farms and its producer’s grassfed beef falls perfectly in line with this Value Based Food Chain philosophy. As such our ability to produce large quantities of high value added product significantly increases our market penetration capability beyond that of the average grassfed beef producer. Greenfield Farms and its collective group of producers represent over 2500 acres in pasture under management and approximately 2000 head of cattle.

Creating and marketing differentiated, higher value food products.

Value chains are predicated on producing and marketing significant volumes of differentiated, higher value products

1) Quality of Greenfield Farms cattle and meat.

Cattle are raised on Greenfield Farms producer farms. Cattle are raised without growth hormones, antibiotics or animal byproducts. Cattle have access to grass pastures at all times and a supplemental feeding protocol excluding the use of “corn” products in the husks and or shell which results in a leaner and healthier beef product. Cattle are never force feed as in the traditional feedlot.

2) Quality of Greenfield Farms farming operations. Emphasis is placed on family-owned farms as well as land and animal stewardship.

3) Quality of the Greenfield Farms producer base.

Greenfield Farms producers are experienced farmers in both the raising of cattle and row crops and to that end have extensive knowledge in land management and grazing practices. All producers use a rotational grazing practice that is suitable for their land taking into consideration acreage, land quality, grass and other food supplement availability and water resources.

Successful value chain partners have similar values, different competencies and complementary business models. The business models and goals of all Greenfield Farms partners complement the company’s goal of producing and marketing high-quality, grassfed beef products to health-conscious consumers who are willing to pay a premium for such products.

There is a high degree of fit between Greenfield Farms business model and multiple food chains including but not limited to Whole Foods, Fresh Market, Earth Fare, Harris Teeter, Publix, Lowes Foods and other independent small groceries.

Greenfield Farms consistently seeks to gain efficiencies at all levels of the supply chain through improved cattle genetics and grazing management at the farm level, precise marketing strategies, transportation cost and potential co-op’s for supplemental feed products that will reduce the cost for all producers.

Government Regulation

The slaughter of all live animals for resale is governed and regulated by the USDA. All products must be slaughtered and processed in USDA inspected facilities if the product is to be resold and transported across state lines for resale. Both processors utilized by Greenfield are USDA inspected facilities.

Product packaging is regulated by a division of the Food Safety and Inspection Service (FSIS), a division of the USDA. Greenfield has been approved by the FSIS and as such all of our products can be labeled “a Grassfed Beef product, No Antibiotics, No Hormones, 100% USA Beef.”

Competition

From a supply side White Oak Pastures (WOP) in Georgia is the largest competitor in the immediate market. WOP is a 5th generation farm of over 1000 acres and produces grassfed beef for Whole Foods, Bloom Grocery and select Publix grocery stores. WOP has the only on farm processing facility east of the Mississippi and is only one of two such farms in the country, the other located in California. Greenfield believes that WOP current processing capabilities are or will shortly be at maximum capacity based on demand and as such would have to look for outside processing to expand and take on additional accounts.

Grassfed beef consumers are highly educated and as such are not typical consumers of commercial grain fed beef products or organic products that have been fed a diet of corn or corn by products. Our competition really lies in the uneducated consumer and as such our marketing approach is to educate the consumer as to the advantages of grassfed beef.

RISK FACTORS

In addition to the other information set forth in this report, you should carefully consider the following factors, which could materially affect our business, financial condition or future results. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deems to be immaterial also may materially adversely affect our business, financial condition or results of operations.

WE ARE AN EARLY STAGE COMPANY WITH NO OPERATING HISTORY FOR YOU TO EVALUATE AND WE HAVE NOT PROVEN OUR ABILITY TO GENERATE PROFITS.

We are a developmental stage company. Although we have developed a working prototype, we have not established a market for our product. We have no meaningful operating history so it will be difficult for you to evaluate an investment in our securities. From our inception to date, we have had negligible revenues and incurred a net loss of $124,517 for the period ended 12-31-2010.

An investor should also consider the uncertainties and difficulties frequently encountered by companies, such as ours, in their early stages of development.

Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, investors may lose all of their investment.

WE ANTICIPATE LOSSES FOR THE FORESEEABLE FUTURE AND OUR AUDITOR NOTE THAT THERE IS SUBSTANTIAL DOUBT AS TO WHETHER WE CAN CONTINUE AS GOING CONCERN.

Our auditors have noted that our ability to become a going concern is dependent on our continued ability to obtain additional financing. We have not achieved profitability and expect to continue to incur net losses since inception. We expect to generate revenues through the sales of grassfed beef, but there is no assurance that we will be able to do so profitably. We expect to incur significant operating expenses and, as a result, will need to generate significant revenues to achieve profitability, which may not occur. Even if we do achieve profitability, we may be unable to sustain or increase profitability on an ongoing basis.

WE MAY HAVE INSUFFICIENT LIQUIDITY TO CONTINUE.

The Company will not receive any proceeds from the sale of common stock. We are devoting substantially all of our present efforts to establishing a new business, developing and will need additional capital to continue implementing our business plan. We have generated minimal revenue. We will have to seek other sources of financing or we will be forced to curtail or terminate our business plans. There is no assurance that additional sources of financing will be available at all or at a reasonable cost.

We anticipate expenses of approximately $10,000 per month for the next 12 months. This includes the costs of acquiring cattle, processing, packaging and deliver. As of March 1, 2010, the Company has cash on hand of approximately $75,000.

OUR CURRENT SHAREHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS.

Our principal stockholders own a majority of our common stock. As a result, they will have control over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, they will also be able to elect all of the members of our Board of Directors, which will allow they to control our affairs and management. They will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. As a result, they will have significant influence and control over all matters requiring approval by our stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We expect to incur significant costs associated with our public company reporting requirements, costs associated with applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. While we have no experience as a public company, we estimate that these additional costs will total approximately $60,000 per year. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

RISKS RELATING TO OUR SECURITIES

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK AND YOU MAY NEVER RECEIVE DIVIDENDS.

We have never paid dividends on our common stock. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

BECAUSE OUR SHARES ARE DEEMED HIGH RISK “PENNY STOCKS,” YOU MAY HAVE DIFFICULTY SELLING THEM IN THE SECONDARY TRADING MARKET.

The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Additionally, if the equity security is not registered or authorized on a national securities exchange, the equity security also constitutes a "penny stock." As our common stock falls within the definition of penny stock, these regulations require the delivery, prior to any transaction involving our common stock, of a risk disclosure schedule explaining the penny stock market and the risks associated with it. These regulations generally require broker-dealers who sell penny stocks to persons other than established customers and accredited investors to deliver a disclosure schedule explaining the penny stock market and the risks associated with that market. Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. These regulations also impose various sales practice requirements on broker-dealers. In addition, monthly statements are required to be sent disclosing recent price information for the penny stocks. The ability of broker/dealers to sell our common stock and the ability of shareholders to sell our common stock in the secondary market is limited. As a result, the market liquidity for our common stock is severely and adversely affected. We can provide no assurance that trading in our common stock will not be subject to these or other regulations in the future, which would negatively affect the market for our common stock.

IF A MARKET DEVELOPS FOR OUR SECURITIES THE COULD BE VOLATILE AND MAY NOT APPRECIATE IN VALUE.

If a market should develop for our securities, of which we have no assurance, the market price is likely to fluctuate significantly. Fluctuations could be rapid and severe and may provide investors little opportunity to react. Factors such as changes in results from our operations, and a variety of other factors, many of which are beyond the control of the Company, could cause the of our common stock to fluctuate substantially. Also, stock markets in penny stock shares tend to have extreme price and volume volatility. The market prices of shares of many smaller public companies securities are subject to volatility for reasons that frequently unrelated to the actual operating performance, earnings or other recognized measurements of value. This volatility may cause declines including very sudden and sharp declines in the market price of our common stock. We cannot assure investors that the stock price will appreciate in value, that a market will be available to resell your securities or that the shares will retain any value at all.

Exhibit Number	Exhibit Description	Footnote Reference

3.1	Certificate of Amendment to Articles of Incorporation	*

4.1	Certificate of Designation for Series A Preferred Class	*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2011

Sweet Spot Games, Inc.

By: /s/ Larry Moore
Name: Larry Moore
Title: President and Chief Executive Officer